Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 16, 1996 (except with respect to the matters discussed in Note 13 to the financial statements, as to which the date is February 1, 1996) included in Registration Statement File No. 33-66676. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the dates of our report.


ARTHUR ANDERSEN LLP

Los Angeles
February 6, 1996